 Exhibit 99.3

DPW HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in thousands except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Statements”) presented below are derived from the historical consolidated financial statements of DPW Holdings, Inc. (“DPW” or the “Company”) and Enertec Systems 2001 Ltd. (“Enertec”). The Pro Forma Statements are prepared as a business combination reflecting DPW's acquisition of Enertec (the “Acquisition”) and as if the Acquisition had been completed on January 1, 2017 for statement of income purposes and on March 31, 2018 for balance sheet purposes. The Pro Forma Statements do not give effect to the realization of any expected cost savings or other synergies from the Acquisition as a result of restructuring activities and other cost savings initiatives.

The pro forma amounts have been developed from (a) the audited consolidated financial statements of DPW contained in its Annual Report on Form 10-K for the year ended December 31, 2017 and the unaudited consolidated financial statements of DPW contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2018, and (b) the audited financial statements of Enertec contained in this Current Report on Form 8-K for the year ended December 31, 2017 and the unaudited consolidated financial statements of Enertec contained in this Current Report on Form 8-K for the three months ended March 31, 2018. Historical results of Enertec have been adjusted to reclassify certain amounts to conform to DPW’s presentation.

The Pro Forma Statements have been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Income, expected to have a continuing impact on our results.

Under accounting for business combinations, the assets and liabilities of Enertec were recorded at their respective fair values as of the date of the acquisition, May 23, 2018. DPW has not obtained third-party valuations of Enertec’s assets and liabilities. The values of Enertec’s assets and liabilities are based on preliminary valuations, as allowed by U.S. generally accepted accounting principles, and are subject to adjustment as additional information is obtained. We cannot provide any assurance that such adjustments will not result in a material change.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of DPW would have been had the Enertec acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Pro Forma Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of DPW and Enertec.

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DPW HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in thousands except per share amounts

DPW HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND
COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Historical		Pro Forma
	DPW	Enertec	Adjustments	Combined

Revenue	$10,001	$7,061	$—	$17,062
Revenue, related party	174	—	—	174
Total revenue	10,175	7,061	—	17,236
Cost of revenue	6,325	7,790	—	14,115
Gross profit (loss)	3,850	(729)	—	3,121

Operating expenses
Engineering and product development	1,120	672	—	1,792
Selling and marketing	1,721	546	—	2,267
General and administrative	6,992	2,200	—	9,192
Total operating expenses	9,833	3,418	—	13,251

Loss from operations	(5,983)	(4,147)	—	(10,130)
Interest expense	(4,990)	(630)	—	(5,620)
Loss before income taxes	(10,973)	(4,777)	—	(15,750)
Income tax benefit (provision)	78	(124)	—	78
Net loss	(10,895)	(4,901)	—	(15,672)
Less: Net loss attributable to non-controlling interest	279	—	—	279
Net loss available to common stockholders	$(11,254)	$(4,901)	$—	$(15,393)

Basic and diluted net loss per common share	$(0.88)	$(19.53)	$—	$(1.20)

Basic and diluted weighted average common shares outstanding	12,789,130	251,000	—	12,789,130

Comprehensive loss
Loss available to common stockholders	$(11,254)	$(4,901)	$—	$(15,393)
Other comprehensive income (loss)
Foreign currency translation adjustment	152	390	—	542
Net unrealized loss on securities available-for-sale	5,171	—	—	5,171
Other comprehensive income	5,323	390	—	5,713
Total Comprehensive loss	$(5,931)	$(4,511)	$—	$(9,680)

2

DPW HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in thousands except per share amounts

DPW HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND
COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

	Historical		Pro Forma
	DPW	Enertec	Adjustments	Combined

Revenue	$3,166	$2,578	$—	$5,744
Revenue, cryptocurrency mining	237	—	—	237
Revenue, related party	1,793	—	—	1,793
Total revenue	5,196	2,578	—	7,774
Cost of revenue	3,803	1,931	—	5,734
Gross profit	1,393	647	—	2,040

Operating expenses
Engineering and product development	343	58	—	401
Selling and marketing	725	119	—	844
General and administrative	3,222	411	—	3,633
Change in fair value of digital currency	70	—	—	70
Total operating expenses	4,360	588	—	4,948

Income (loss) from operations	(2,967)	59	—	(2,908)
Interest expense	(3,132)	(99)	—	(3,231)
Loss before income taxes	(6,099)	(40)	—	(6,139)
Income tax benefit	4	—	—	4
Net loss	(6,095)	(40)	—	(6,135)
Less: Net loss attributable to non-controlling interest	36	—	—	36
Net loss available to common stockholders	$(6,059)	$(40)	$—	$(6,099)

Basic and diluted net loss per common share	$(0.17)	$(0.16)	$—	$(0.17)

Basic and diluted weighted average common shares outstanding	36,709,506	251,000	—	36,709,506

Comprehensive loss
Loss available to common stockholders	$(6,059)	$(40)	$—	$(6,099)
Other comprehensive loss
Foreign currency translation adjustment	26	(10)	—	16
Net unrealized loss on securities available-for-sale	(4,741)	—	—	(4,741)
Other comprehensive loss	(4,715)	(10)	—	(4,725)
Total Comprehensive loss	$(10,774)	$(50)	$—	$(10,824)

3

DPW HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in thousands except per share amounts

DPW HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET - CONTINUED

AS OF MARCH 31, 2018

	Historical		Pro Forma
	DPW	Enertec	Adjustments		Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$630	$139	$189	(a2)	$958
Restricted cash	—	4,343	—		4,343
Marketable securities	1,938	—	—		1,938
Digital currencies	166	—	—		166
Accounts receivable, net	1,565	4,844	—		6,409
Accounts and other receivable, related party	1,967	316	(189)	(a2)	2,094
Inventories, net	2,237	1,646	—		3,883
Prepaid expenses and other current assets	2,702	13	—		2,715
TOTAL CURRENT ASSETS	11,205	11,301	—		22,506

Intangible assets	2,868	—	—		2,868
Goodwill	3,652	—	4,234	(a)	7,886
Property and equipment, net	8,590	650	—		9,240
Investments - related party, net	2,970	—	—		2,970
Investments in warrants and common stock - related party	4,624	—	—		4,624
Investments in preferred stock of private company	1,000	—	—		1,000
Other investments	2,011	—	—		2,011
Other investments, related parties	893	—	—		893
Other assets	680	96	—		776
TOTAL ASSETS	$38,493	$12,047	$4,234		$54,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,680	$2,589	$—		$7,269
Accounts payable and accrued expenses, related party	81	—	—		81
Advances on future receipts	3,775	—	—		3,775
Short term advances	2,776	—	—		2,776
Short term advances, related party	295	—	—		295
Revolving credit facility	339	—	—		339
Notes payable, net	3,160	8,596	4,962	(a3)	16,718
Notes payable, related party	162	—	—		162
Other current liabilities	727	—	—		727
TOTAL CURRENT LIABILITIES	15,995	11,185	4,962		32,142

LONG TERM LIABILITIES
Notes payable	520	—	—		520
Notes payable, related parties	146	—	—		146
Accrued severance, net	—	134	—		134

TOTAL LIABILITIES	$16,661	$11,319	$—		$32,942

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DPW HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in thousands except per share amounts

DPW HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET - CONTINUED

AS OF MARCH 31, 2018

	Historical		Pro Forma
	DPW	Enertec	Adjustments		Combined
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred shares issued	$—	$—	$—		$—
Common shares issued	42	57	(57)	(a1)	42
Additional paid-in capital	50,728	—	—		50,728
Accumulated deficit	(29,471)	373	(373)	(a1)	(29,471)
Accumulated other comprehensive loss	(212)	298	(298)	(a1)	(212)
TOTAL DPW HOLDINGS STOCKHOLDERS' EQUITY	21,087	728	(728)		21,087

Non-controlling interest	745	—	—		745

TOTAL STOCKHOLDERS' EQUITY	21,832	728	(728)		21,832

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,493	$12,047	$(728)		$54,774

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DPW HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in thousands except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Statements”) present the pro forma combined consolidated financial position and results of operations of the combined company based upon the historical consolidated financial statements of DPW and Enertec, after giving effect to DPW's acquisition of Enertec (the “Acquisition”) and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on DPW.

On January 2, 2018, Coolisys Technologies Inc., a Delaware corporation and wholly owned subsidiary of DPW (“Coolisys”), entered into a Share Purchase Agreement dated December 31, 2017 (the “Enertec Agreement”) with Micronet Enertec Technologies, Inc., a Delaware corporation (“MICT”), Enertec Management Ltd., an Israeli corporation and wholly owned subsidiary of MICT (“EML” and, together with MICT, the “Seller Parties”), and Enertec Systems 2001 Ltd., an Israeli corporation and wholly owned subsidiary of EML (“Enertec”).  On May 23, 2018, Coolisys acquired Enertec subject to the terms and conditions set forth in the Enertec Agreement (the “Acquisition”) for an aggregate purchase price of $5,250, which includes a deduction of (i) a closing debt of $288 in excess of the Allowed Company Debt to be assumed by the Company (as defined in the Enertec Agreement) of $4,000 and (ii) $189 in Intercompany Accounts (as defined in the Enertec Agreement) for a total cash payment of $4,778.

The assets and liabilities of Enertec have been reflected on the opening balance sheet. Long-lived assets such as property, plant and equipment reflect a value that a market participant would spend to replace the assets, which takes into account changes in technology, usage, and relative obsolescence of the assets. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be neither increased in value nor impaired. In addition, assets and liabilities that would not usually be recorded in ordinary operations will be recorded at their acquisition values (e.g., customer relationships that were developed by the acquired company). Debt instruments and investments are valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company's estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price is recorded as goodwill. These values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.

The accompanying Pro Forma Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of DPW's and Enertec's operations. The accompanying Pro Forma Statements have been adjusted to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) to reclassify certain Enertec items to conform to DPW’s presentation. The Unaudited Pro Forma Combined Statements of Income reflect the Enertec Acquisition as if it had been completed on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the acquisition as if it was completed on March 31, 2018.

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DPW HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in thousands except per share amounts

Note 2. Pro Forma Adjustments

(a) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to Goodwill as follows:

Book value of net assets acquired
Enertec's equity	$728	(a1)
Preliminary fair value adjustment of Enertec:
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired	728
Goodwill	$4,234	(a)

(a1) The Pro Forma Balance Sheet has been adjusted to eliminate the historical shareholders' equity accounts of Enertec.

(a2) The Pro Forma Balance Sheet has been adjusted to reflect a reduction in the proceeds paid to the Seller of $189, the amount owed to Enertec by the Seller, which was paid to Enertec pursuant.

(a3) The Pro Forma Balance Sheet has been adjusted by the amount of cash investment required pursuant to the terms of the Share Purchase Agreement.

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